                                                                    Exhibit 21.1

                                 Subsidiaries*

                                                                                                                F/S
                                                              Tokheim%           Jurisdiction of            Information
      Subsidiary Name                                       Ownership(R)          Incorporation             Included By
      ---------------                                       ------------         ---------------            -----------
      Management Solutions, Inc.                     (A)       100.00%           USA - Colorado             Consolidated
      Tokheim Equipment Corporation                  (A)       100.00%           USA - Delaware             Consolidated
      Tokheim RPS, LLC                               (K)       100.00%           USA - Delaware             Consolidated
      Sunbelt Hose & Petroleum Equipment, Inc.       (B)       100.00%           USA - Georgia              Consolidated
      Envirotronic Systems, Inc.                     (A)       100.00%           USA - Indiana              Consolidated
      Gasboy International, Inc.                     (B)       100.00%           USA - Pennsylvania         Consolidated
      Tokheim Automation Corporation                 (A)       100.00%           USA - Texas                Consolidated
      Tokheim Services LLC                           (Q)       100.00%           USA - Indiana              Consolidated
      Tokheim Investment Corp.                       (A)       100.00%           USA - Texas                Consolidated
      Tokheim Austria GesmbH                         (G)       100.00%           Austria                    Consolidated
      Tokheim Belgium N.V.                           (P)        99.64%           Belgium                    Consolidated
      Socatam S.A.                                   (F)        99.91%           Cameroon                   Consolidated
      Tokheim and Gasboy of Canada Limited           (C)       100.00%           Canada - Ontario           Consolidated
      Tokheim Czech Republic                         (F)       100.00%           Czech Republic             Consolidated
      Tokheim Scandinavia A/S                        (J)       100.00%           Denmark                    Consolidated
      Tokheim Sofitam S.A.                           (B)       100.00%           France                     Consolidated
      Tokheim Sofitam Application S.A.               (E)       100.00%           France                     Consolidated
      Outelec                                        (F)   (less than) 1.00%     France                     Equity Method
      Excelsior S.A.                                 (F)        20.00%           France                     Equity Method
      Serip S.A.                                     (F)        35.80%           France                     Equity Method
      Solutions Services Systems France S.A.         (F)       100.00%           France                     Consolidated
      Tokheim Holding GmbH                           (A)       100.00%           Germany                    Consolidated
      Tokheim GmbH                                   (G)       100.00%           Germany                    Consolidated
      Deutsche Verwaltungseesellschaft GmbH          (G)       100.00%           Germany                    Consolidated
      Tokheim Germann GmbH                           (N)       100.00%           Germany                    Consolidated
      Tokheim Tanksysteme GmbH                       (N)       100.00%           Germany                    Consolidated
      Tokheim Hungary Measurements & Systems KFT     (F)       100.00%           Hungary                    Consolidated
      Tulla Electronics Limited                      (B)       100.00%           Ireland                    Consolidated
      Tokheim Ireland Limited                        (B)       100.00%           Ireland                    Consolidated
      CME - Rimic S.r.l.                             (F)       100.00%           Italy                      Consolidated
      Tokheim Sofitam Italia S.r.l.                  (F)        70.00%           Italy                      Consolidated
      Cocitam S.A.                                   (F)        98.60%           Ivory Coast                Consolidated
      Matam S.A.                                     (F)       100.00%           Morocco                    Consolidated
      Tokheim Z.O.O.                                 (O)       100.00%           Poland                     Consolidated
      Russgermann                                    (O)        25.00%           Russia                     Equity Method
      Cosetam S.A.                                   (H)       100.00%           Senegal                    Consolidated
      Tokheim Slovakia S.R.O.                        (F)       100.00%           Slovakia                   Consolidated
      Tokheim Properties (Proprietary) Limited       (D)       100.00%           South Africa               Consolidated
      Tokheim South Africa (Proprietary) Limited     (D)       100.00%           South Africa               Consolidated
      Tokheim Sofitam Iberica S.A.                   (F)        99.81%           Spain                      Consolidated

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

Koppens Iberica S.A.                        (M)          100.00%     Spain                    Consolidated
Tokheim Sofitam N.V.                        (F)          100.00%     Belgium                  Consolidated
Coguerel S.A.                               (F)          100.00%     France                   Consolidated
Vautrin                                     (F)          100.00%     France                   Consolidated
Tokheim Swaziland (Proprietary) Limited     (L)          100.00%     Swaziland                Consolidated
Tokheim Switzerland S.A.                    (B)          100.00%     Switzerland              Consolidated
Bennett & Sauser S.A.                       (F)           47.14%     Switzerland              Consolidated
Tokheim Holding Netterlands B.V.            (B)          100.00%     The Netherlands          Consolidated
Koppens Automatic Fabrieken B.V.            (I)          100.00%     The Netherlands          Consolidated
Tokheim Sales B.V.**                        (I)          100.00%     The Netherlands          Consolidated
Tokheim Netherlands B.V.                    (I)          100.00%     The Netherlands          Consolidated
Koppens Holding Nederland B.V.              (I)          100.00%     The Netherlands          Consolidated
Tokheim Europe B.V.                         (I)          100.00%     The Netherlands          Consolidated
HMA Rotterdam B.V.                          (J)          100.00%     The Netherlands          Consolidated
Cottam Sarl                                 (F)          100.00%     Tunisia                  Consolidated
Tokheim Sofitam UK Limited                  (B)          100.00%     United Kingdom           Consolidated
Sofitam Pump Services Ltd.                  (F)           51.31%     United Kingdom           Consolidated

* Subsidiaries immediately after transaction; does not take into account subsequent liquidations, mergers, or other transactions.
**In liquidation.


A)   Directly owned by Tokheim Corporation.

B) Directly owned by Tokheim Corporation's subsidiary Tokheim Investment Corporation, or directors' qualifying shares.

C) Directly owned 65% by Tokheim Corporation's subsidiary Tokheim Investment Corporation and 35% by Tokheim Corporation's subsidiary Gasboy International, Inc.

D) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim and Gasboy of Canada Limited.

E) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Sofitam S.A.

F) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Sofitam Application S.A.

G) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Holding GmbH.

H) Directly owned 66.67% by Tokheim Corporation's indirect subsidiary Tokheim Sofitam Application S.A. and 33.33% by Tokheim Corporation's indirect subsidiary Cocitan S.A.

I) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Holding Netherlands B.V.

J) Directly owned by Tokheim Corporation's indirect subsidiary Koppers Holding Nederland B.V.

K) Directly owned by Tokheim Corporation's indirect subsidiary Gasboy International, Inc.

L) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim South Africa (Proprietary) Limited.

M) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Sofitam Iberica S.A.

N) Directly owned by Tokheim Corporation's indirect subsidiary Deutsche Verwaltungsgesellschaft GmbH.

O) Directly owned by Tokheim Corporation's indirect subsidiary Tokheim Germann GmbH.

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


P) Directly owned 99.6% by Tokheim Corporation's indirect subsidiary Koppens Holding Nederland B.V. and 0.04% by Tokheim Corporation's indirect subsidiary Koppens Automatic Fabrieken B.V.

Q) Directly owned 99% by Tokheim Corporation and 1% by Tokheim Corporation's Subsidiary Tokheim Investment Corporation.

R) All subsidiaries are consolidated, except for Outelec, Excelsior S.A., Serip S.A., and Russgermann, which are accounted for using the equity method.

                                       3